AMENDMENT NO. 2 TO
                            NATIONAL FUEL GAS COMPANY
                           DEFERRED COMPENSATION PLAN



         I, B. J. Kennedy, am duly authorized by Article 10, Paragraph 10.3 of the National Fuel Gas Company Deferred Compensation Plan ("Plan") to amend the Plan under certain circumstances or as necessary or appropriate.

         Accordingly, I do hereby amend the Plan as follows, effective January 1, 1997:

         1. Paragraph 6.4(a) shall be deleted in its entirety and shall be replaced with the following:

                  (a) Respecting Plan balances attributable to the Deferral Periods for Cycles I, II, II-A and III, the annuities shall be determined by using an interest rate equal to the sum of (i) the average of the Moody's Index in effect for the 60-month period that ends with the month preceding the month in which the Participant's Retirement Benefit Date occurs; and (ii) thirty-five percent (35%) of the average referred to in (i) above.

         2. In all other respects the Plan shall remain unchanged.



Dated:  3/13/98                          /s/ B. J. Kennedy
       ---------                         -------------------------------------
                                         B. J. Kennedy
                                         President, Chief Executive Officer
                                         and Chairman of the Board of Directors